Atlas Air Worldwide
Reports Fourth-Quarter and Full-Year 2016 Results

Record 4Q Revenues, Significant Increase in 4Q Reported Earnings, Record Adjusted 4Q Earnings; Positioned for Earnings Growth in 2017

4Q16 Reported Income from Continuing Operations of $28.7 Million, $1.12 per Share
4Q16 Adjusted Income from Continuing Operations of $59.0 Million, $2.24 per Share

2016 Reported Income from Continuing Operations of $42.6 Million, $1.70 per Share
2016 Adjusted Income from Continuing Operations of $114.3 Million, $4.50 per Share

Adjusted EPS Reflects Higher Diluted Shares Related to Warrant Accounting

PURCHASE, N.Y., February 23, 2017 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today announced income from continuing operations, net of taxes, of $28.7 million, or $1.12 per diluted share, which included an unrealized loss on financial instruments of $27.9 million related to outstanding warrants, for the three months ended December 31, 2016. Results compared with a loss from continuing operations, net of taxes, of $37.6 million, or $1.53 per diluted share, for the three months ended December 31, 2015, which was primarily due to charges of $102.8 million associated with a litigation settlement.

On an adjusted basis, income from continuing operations, net of taxes, in the fourth quarter of 2016 totaled $59.0 million, or $2.24 per diluted share, compared with $39.4 million, or $1.59 per diluted share, in the year-ago quarter.

Adjusted earnings per share for the fourth quarter and full year of 2016 were affected by the increase in the market price of the company’s shares, which, as a consequence of warrant accounting, led to an increase in the number of diluted shares.

“2016 was a historic year for Atlas, and we finished it on a strong note,” said William J. Flynn, President and Chief Executive Officer.

“We acquired Southern Air, expanding the array of aircraft and services that we provide, especially to the fast-growing express market. We entered into strategic, long-term agreements with Amazon to serve its rapidly growing e-commerce business. And we generated strong sequential and year-over-year improvements in our block-hour volumes, revenue, profitability and margins in the fourth quarter. In addition to record revenues in the quarter, we delivered a significant increase in reported earnings and record adjusted earnings for the period.

“Our performance in the fourth quarter was driven by the additional seasonal flying we did for express operators, growing e-commerce demand, and a lower level of maintenance expense. It also reflected a solid peak season and a seasonal improvement in commercial airfreight yields.

“In ACMI, we benefited from Southern Air’s 777 and 737 express CMI services and better contributions and synergies than originally anticipated. We also continued ramping up for Amazon, which enabled us to place the second of twenty 767-300 aircraft into service for them this month. In Charter, our results reflected an increase in commercial cargo demand. And our Dry Leasing business maintained its steady, annuity-like performance.”

Mr. Flynn added: “With our expanding business base and the ongoing development of our strategic platform, we are well-positioned to grow earnings this year.

“In addition to the demand we are seeing for our aircraft and services, including our recently announced agreements with Asiana Cargo, Nippon Cargo Airlines and FedEx, we expect to see initial accretion from our operations for Amazon and a full year of contribution from Southern Air in 2017. We expect those positives to be partially offset by an increase in maintenance expense and lower cost-based rates paid by the military.

“As a result, we expect to increase adjusted income from continuing operations, net of taxes, by a mid-single-digit to low-double-digit percentage in 2017.”

Fourth-Quarter Results

Record ACMI segment revenues and contribution in the fourth quarter of 2016 were primarily driven by our acquisition of Southern Air and lower heavy maintenance expense, partially offset by the temporary redeployment of 747-8F aircraft to our Charter segment. Segment revenue growth benefited from an increase in block-hour volumes, partially offset by a lower average rate per block hour. Both our volumes and average rate reflected an increase in 777 and 737 CMI flying following the acquisition of Southern Air, an increase in 767 CMI flying, as well as the temporary redeployment of 747-8F aircraft to our Charter segment.

Higher Charter segment contribution during the period reflected an increase in commercial cargo demand, including the beneficial impact of additional 747-8F flying, and a decrease in heavy maintenance expense. Lower revenue per block hour during the period was primarily due to a reduction in fuel prices in 2016, which was partially offset by the beneficial impact of additional 747-8F aircraft.

Segment contribution in Dry Leasing was slightly better on a year-over-year basis.

Lower unallocated income and expenses in the fourth quarter of 2016 primarily reflected the absence of charges incurred in the fourth quarter of 2015 in connection with the settlement of a U.S. class action litigation and for related legal fees.

Reported earnings for the fourth quarter of 2016 included an effective income tax rate of 47.2%, principally due to a nondeductible customer incentive. On an adjusted basis, our results reflected an effective income tax rate of 31.3%.

Full-Year Results

For the twelve months ended December 31, 2016, our continuing operations generated income of $42.6 million, or $1.70 per diluted share. For the twelve months ended December 31, 2015, our income from continuing operations totaled $7.3 million, or $0.29 per diluted share.

On an adjusted basis, income from continuing operations in 2016 totaled $114.3 million, or $4.50 per diluted share, compared with $125.3 million, or $5.01 per diluted share, in 2015.

Both reported and adjusted results in 2016 reflected the impact of startup expenses for our new service for Amazon, while reported and adjusted results in 2015 benefited from U.S. West Coast port-congestion-related earnings.

Reported earnings in 2016 included an effective income tax rate of 52.3%, principally due to a nondeductible customer incentive and to nondeductible compensation expenses. On an adjusted basis, our results reflected an effective income tax rate of 29.8%.

Cash and Short-Term Investments

At December 31, 2016, our cash, cash equivalents, restricted cash and short-term investments totaled $142.6 million, compared with $444.0 million at December 31, 2015. The change in position resulted from cash used for investing and financing activities, partially offset by cash provided by operating activities.

Net cash used for investing activities during 2016 primarily related to payments for flight equipment and modifications, including the acquisition of 767-300 aircraft to be converted to freighter configuration for our service for Amazon; our acquisition of Southern Air; and capital expenditures. We expect to finance a substantial portion of the acquisition and conversion costs for these aircraft as they are placed into service with Amazon.

Net cash used for financing activities primarily reflected payments on debt obligations, partially offset by new debt financing.

2017 Guidance Framework

Our guidance framework in 2017 and the foreseeable future will focus primarily on our adjusted income from continuing operations, net of taxes. We view this as the most useful information to provide securities analysts and investors.

Earnings per share remain very important, but, because of the unique characteristics of warrant accounting, our EPS can be substantially influenced by changes in the market price of our shares.

Those analysts and investors who wish to focus on EPS as an analytical metric should use the treasury stock method of accounting to calculate the weighted average shares outstanding.

We provide guidance on an adjusted basis because we are unable to predict, with reasonable certainty, significant items that could be material to our reported results, including the effects of outstanding warrants.

Outlook

We are a stronger company today. We begin 2017 with solid demand from our customers for our aircraft and services. We are also capitalizing on the steps we have taken to align our business with the faster-growing express and e-commerce markets.

We believe the current demand, the initial accretion from our Amazon operations, and the first full-year of contribution from Southern Air provide a strong foundation for earnings growth this year.

As a result, we expect our adjusted income from continuing operations, net of taxes, to grow by a mid-single-digit to low-double-digit percentage compared with 2016. Given the inherent seasonality of airfreight demand, we anticipate that results in 2017 will reflect historical patterns, with approximately 70% of our adjusted income occurring in the second half.

In addition, we expect adjusted income in the first quarter of 2017, which is usually the lowest demand and highest maintenance-expense quarter of the year, to be consistent with or slightly better than the first quarter of 2016.

For the full year, we expect total block hours to increase approximately 20% compared with 2016, including Southern Air, our new services for Asiana Cargo and Nippon Cargo Airlines, and our ongoing ramp up for Amazon. More than 75% of our 2017 hours are expected to be in ACMI and the balance in Charter.

Aircraft maintenance expense in 2017 should total approximately $240 million, and depreciation and amortization is expected to total approximately $170 million. In addition, core capital expenditures, which exclude aircraft and engine purchases, are expected to total approximately $55 to $65 million, mainly for parts and components for our fleet.

Conference Call

Management will host a conference call to discuss Atlas Air Worldwide’s fourth-quarter and full-year 2016 financial and operating results at 11:00 a.m. Eastern Time on Thursday, February 23, 2016.

Interested parties are invited to listen to the call live over the Internet at www.atlasair.com (click on “Investor Information,” click on “Presentations” and on the link to the fourth-quarter call) or at the following Web address:

http://edge.media-server.com/m/p/iwp9hht2

For those unable to listen to the live call, a replay will be archived on the above websites following the call. A replay will also be available through March 1 by dialing (855) 859-2056 (U.S. Toll Free) or (404) 537-3406 (from outside the U.S.) and using Access Code 54207082#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include EBITDAR, as adjusted; EBITDA, as adjusted; Direct Contribution; Adjusted income from continuing operations, net of taxes; Adjusted Diluted EPS from continuing operations; Adjusted effective tax rate; and Free Cash Flow, which exclude certain noncash income and expenses, and items impacting year-over-year comparisons of our results. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for Income from continuing operations, net of taxes, Diluted EPS from continuing operations, Effective tax rate and Net Cash Provided by Operating Activities, which are the most directly comparable measures of performance prepared in accordance with U.S. GAAP.

Our management uses these non-GAAP financial measures in assessing the performance of the Company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures, when considered together with the corresponding U.S. GAAP financial measures and the reconciliations to those measures, provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance.

About Atlas Air Worldwide:

Atlas Air Worldwide is a leading global provider of outsourced aircraft and aviation operating services. It is the parent company of Atlas Air, Inc., Southern Air Holdings, Inc. and Titan Aviation Holdings, Inc., and is the majority shareholder of Polar Air Cargo Worldwide, Inc. Our companies operate the world’s largest fleet of 747 freighter aircraft and provide customers a broad array of Boeing 747, 777, 767, 757 and 737 aircraft for domestic, regional and international applications.

Atlas Air Worldwide’s press releases, SEC filings and other information may be accessed through the company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate,” and similar expressions used in this release that do not relate to historical facts are intended to identify forward-looking statements.

Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to effectively operate the network service contemplated by our agreements with Amazon, including the cost and timing of securing any aircraft necessary to fulfill our agreements; the risk that the anticipated benefits of our agreements with Amazon will not be realized when expected, or at all; the possibility that Amazon may terminate its agreements with the companies; the effect of the announcement or pendency of the transactions contemplated by the agreements with Amazon; costs associated with the acquisition of Southern Air; failure to achieve expected synergies, accretion and other anticipated benefits of the transaction or to successfully integrate the Southern Air business; adverse reactions to the acquisition by employees, key customers, including DHL Express, suppliers or competitors of either Atlas Air Worldwide, Southern Air, or their subsidiaries; our ability to effectively operate the 777 platform or grow the business of Southern Air; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2017 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

* * *

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

		For the Three Months Ended		For the Twelve Months Ended
		December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Operating Revenue		$529,725	$472,077	$1,839,627	$1,822,659
Operating Expenses
	Salaries, wages and benefits	102,967	89,303	424,332	351,372
	Aircraft fuel	85,131	71,234	275,113	333,390
	Maintenance, materials and repairs	43,886	60,168	206,106	202,337
	Depreciation and amortization	39,154	31,987	148,876	128,740
	Aircraft rent	36,620	37,148	146,110	145,031
	Travel	33,457	30,557	127,748	102,755
	Passenger and ground handling services	25,086	21,365	89,657	83,185
	Navigation fees, landing fees and other rent	22,050	27,763	78,441	99,345
	Loss (gain) on disposal of aircraft	—	7	(11)	1,538
	Special charge	3,509	9,783	10,140	17,388
	Transaction-related expenses	585	—	22,071	—
	Other	35,848	136,506	142,733	234,073

	Total Operating Expenses	428,293	515,821	1,671,316	1,699,154

	Operating Income (Loss)	101,432	(43,744)	168,311	123,505

Non-operating Expenses (Income)
	Interest income	(1,207)	(1,601)	(5,532)	(12,554)
	Interest expense	21,055	25,065	84,650	96,756
	Capitalized interest	(1,207)	(268)	(3,313)	(1,027)
	Loss on early extinguishment of debt	—	2,999	132	69,728
	Gain on investments	—	—	—	(13,439)
	Unrealized loss on financial instruments	27,901	—	2,888	—
	Other expense (income), net	442	(494)	70	1,261

	Total Non-operating Expenses	46,984	25,701	78,895	140,725

	Income (loss) from continuing operations before income taxes	54,448	(69,445)	89,416	(17,220)
	Income tax expense (benefit)	25,712	(31,863)	46,791	(24,506)

	Income (loss) from continuing operations, net of taxes	28,736	(37,582)	42,625	7,286
	Loss from discontinued operations, net of taxes	(319)	—	(1,109)	—

Net Income (Loss)		$28,417	$(37,582)	$41,516	$7,286

Earnings (loss) per share from continuing operations:
	Basic	$1.15	$(1.53)	$1.72	$0.29

	Diluted	$1.12	$(1.53)	$1.70	$0.29

Earnings (loss) per share from discontinued operations:
	Basic	$(0.01)	$—	$(0.04)	$—

	Diluted	$(0.01)	$—	$(0.04)	$—

Earnings (loss) per share:
	Basic	$1.14	$(1.53)	$1.67	$0.29

	Diluted	$1.11	$(1.53)	$1.65	$0.29

Weighted average shares:
	Basic	25,008	24,633	24,843	24,833

	Diluted	25,554	24,633	25,120	25,018

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	December 31,
	2016	December 31, 2015
Assets
Current Assets
Cash and cash equivalents	$123,890	$425,950
Short-term investments	4,313	5,098
Restricted cash	14,360	12,981
Accounts receivable, net of allowance of $997 and $1,247, respectively	166,486	164,308
Prepaid maintenance	4,418	6,052
Prepaid expenses and other current assets	44,603	37,548

Total current assets	358,070	651,937
Property and Equipment
Flight equipment	3,886,714	3,687,248
Ground equipment	68,688	58,487
Less: accumulated depreciation	(568,946)	(450,217)
Flight equipment modifications in progress	154,226	39,678

Property and equipment, net	3,540,682	3,335,196
Other Assets
Long-term investments and accrued interest	27,951	37,604
Deferred costs and other assets	204,647	81,183
Intangible assets, net and goodwill	116,029	58,483

Total Assets	$4,247,379	$4,164,403

Liabilities and Equity
Current Liabilities
Accounts payable	$59,543	$93,278
Accrued liabilities	320,887	293,138
Current portion of long-term debt and capital leases	184,748	161,811

Total current liabilities	565,178	548,227
Other Liabilities
Long-term debt	1,666,663	1,739,496
Deferred taxes	298,165	286,928
Financial instruments and other liabilities	200,035	135,569

Total other liabilities	2,164,863	2,161,993
Commitments and contingencies
Equity
Stockholders’ Equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued
Common stock, $0.01 par value; 100,000,000 and 50,000,000 shares authorized;
29,633,605 and 28,955,445 shares issued, 25,017,242 and 24,636,651 shares outstanding (net of treasury stock), as of December 31, 2016 and December 31,
2015, respectively	296	290
Additional paid-in-capital	657,082	625,244
Treasury stock, at cost; 4,616,363 and 4,318,794 shares, respectively	(183,119)	(171,844)
Accumulated other comprehensive loss	(4,993)	(6,063)
Retained earnings	1,048,072	1,006,556

Total equity	1,517,338	1,454,183

Total Liabilities and Equity	$4,247,379	$4,164,403

[1]	Balance sheet debt at December 31, 2016 totaled $1,851.4 million, including the impact of $43.0 million of unamortized discount and debt issuance costs of $49.0 million.

2 The face value of our debt at December 31, 2016 totaled $1,943.4 million, compared with $2,008.1 million on December 31, 2015.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Twelve Months Ended
	December 31, 2016	December 31, 2015
Operating Activities:
Income from continuing operations, net of taxes	$42,625		$7,286
Less: Loss from discontinued operations, net of taxes	(1,109)

Net Income	41,516		7,286
Adjustments to reconcile Net Income to net cash provided by operating activities:
Depreciation and amortization	168,721		147,604
Accretion of debt securities discount	(1,277)		(4,651)
Provision for allowance for doubtful accounts	508		171
Special charge, net of cash payments	10,140		16,351
Loss on early extinguishment of debt	132		69,728
Unrealized loss on financial instruments	2,888
Loss (gain) on disposal of aircraft	(11)		1,538
Deferred taxes	47,381		(25,898)
Stock-based compensation expense	32,724		16,181
Changes in:
Accounts receivable	22,974		2,016
Prepaid expenses, current assets and other assets	(29,455)		23,171
Accounts payable and accrued liabilities	(64,059)		119,390

Net cash provided by operating activities	232,182		372,887
Investing Activities:
Capital expenditures	(46,717)		(45,040)
Payments for flight equipment and modifications	(316,993)		(227,048)
Acquisition of business, net of cash acquired	(105,392)
Proceeds from investments	11,714		80,302
Proceeds from disposal of aircraft			25,441

Net cash used for investing activities	(457,388)		(166,345)
Financing Activities:
Proceeds from debt issuance	103,492		568,033
Customer maintenance reserves received	15,105		16,148
Customer maintenance reserves paid			(3,801)
Proceeds from sale of warrants			36,290
Payments for convertible note hedges			(52,903)
Proceeds from stock option exercises			1,193
Purchase of treasury stock	(11,275)		(26,522)
Excess tax benefit from stock-based compensation expense	390		555
Payment of debt extinguishment costs			(36,054)
Payment of debt issuance costs	(4,034)		(14,509)
Payments of debt	(179,153)		(568,923)

Net cash used for financing activities	(75,475)		(80,493)

Net increase (decrease) in cash and cash equivalents	(300,681)		126,049
Cash, cash equivalents and restricted cash at the beginning of period	438,931		312,882

Cash, cash equivalents and restricted cash at the end of period	$138,250		$438,931

Noncash Investing and Financing Activities:
Acquisition of flight equipment included in Accounts payable and accrued liabilities	$14,345		$33,294

Acquisition of flight equipment under capital lease	$10,800	$

Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Segment Revenue:
ACMI	$234,225	$216,120	$834,997	$791,442
Charter	265,197	228,111	881,991	908,753
Dry Leasing	26,630	23,983	105,795	107,218
Customer incentive asset amortization	(363)	—	(537)	—
Other	4,036	3,863	17,381	15,246

Total Operating Revenue	$529,725	$472,077	$1,839,627	$1,822,659

Direct Contribution:
ACMI	$78,725	$47,564	$200,563	$185,615
Charter	55,146	39,834	133,727	124,808
Dry Leasing	8,414	7,931	33,114	42,023

Total Direct Contribution for Reportable Segments	142,285	95,329	367,404	352,446

Add back (subtract):
Unallocated income and expenses, net	(55,842)	(151,985)	(242,768)	(294,451)
Loss on early extinguishment of debt	—	(2,999)	(132)	(69,728)
Unrealized loss (gain) on financial instruments	(27,901)	—	(2,888)	—
Gain on investments	—	—	—	13,439
Special charge	(3,509)	(9,783)	(10,140)	(17,388)
Transaction-related expenses	(585)	—	(22,071)	—
Loss (gain) on disposal of aircraft	—	(7)	11	(1,538)

Income (loss) from continuing operations before income taxes	54,448	(69,445)	89,416	(17,220)

Add back (subtract):
Interest income	(1,207)	(1,601)	(5,532)	(12,554)
Interest expense	21,055	25,065	84,650	96,756
Capitalized interest	(1,207)	(268)	(3,313)	(1,027)
Loss on early extinguishment of debt	—	2,999	132	69,728
Unrealized loss on financial instruments	27,901	—	2,888	—
Gain on investments	—	—	—	(13,439)
Other expense (income), net	442	(494)	70	1,261

Operating Income (Loss)	$101,432	$(43,744)	$168,311	$123,505

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct ownership costs. Atlas Air Worldwide currently has the following reportable segments: ACMI, Charter, and Dry Leasing. Each segment has different commercial and economic characteristics, which are separately reviewed by our chief operating decision maker.

Direct Contribution consists of income (loss) from continuing operations before taxes, excluding special charges, transaction-related expenses, nonrecurring items, losses (gains) on the disposal of aircraft, losses on early extinguishment of debt, unrealized losses (gains) on financial instruments, gains on investments, and unallocated income and expenses, net.

Direct operating and ownership costs include crew costs, maintenance, fuel, ground operations, sales costs, aircraft rent, interest expense on the portion of debt used for financing aircraft, interest income on debt securities, and aircraft depreciation.

Unallocated income and expenses, net include corporate overhead, nonaircraft depreciation, noncash expenses and income, interest expense on the portion of debt used for general corporate purposes, interest income on nondebt securities, capitalized interest, foreign exchange gains and losses, and other revenue and other nonoperating costs.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	December 31, 2016	December 31, 2015	Percent Change
Income (loss) from continuing operations, net of taxes	$28,736	$(37,582)	NM
Impact from:
Charges associated with benefit plan change in control[1]	(2,642)	—
Loss on disposal of aircraft	—	7
Special charge	3,509	10,353
Transaction-related expenses	585	—
Accrual for legal matters and professional fees	(312)	102,841
Noncash expenses and income, net[2]	2,304	1,818
Charges associated with refinancing debt	—	6,682
Unrealized loss on financial instruments[3,4]	27,901	—
Income tax effect of reconciling items[5]	(1,116)	(44,682)

Adjusted Income from continuing operations, net of taxes	$58,965	$39,437	49.5%

Weighted average diluted shares outstanding	25,554	24,843
Add: dilutive warrants	772	—

Adjusted weighted average diluted shares outstanding	26,326	24,843

Adjusted Diluted EPS from continuing operations, net of taxes[6]	$2.24	$1.59	40.9%

	For the Twelve Months Ended
	December 31, 2016	December 31, 2015	Percent Change
Income from continuing operations, net of taxes	$42,625	$7,286	485.0%
Impact from:
Charges associated with benefit plan change in control[1]	23,527	—
Loss (gain) on disposal of aircraft	(11)	1,538
Special charge	10,140	17,958
Transaction-related expenses	22,071	—
Accrual for legal matters and professional fees	6,465	104,380
Noncash expenses and income, net[2]	8,111	4,480
Charges associated with refinancing debt	132	73,411
Gain on investments	—	(13,439)
Unrealized loss on financial instruments[3,4]	2,888	—
Income tax effect of reconciling items[5]	(1,651)	(66,300)
ETI tax benefit	—	(4,008)

Adjusted Income from continuing operations, net of taxes	$114,297	$125,306	(8.8%)

Weighted average diluted shares outstanding	25,120	25,018
Add: dilutive warrants	299	—

Adjusted weighted average diluted shares outstanding	25,419	25,018

Adjusted Diluted EPS from continuing operations, net of taxes[6]	$4.50	$5.01	(10.2%)

[1]	Compensation costs resulting from a change in control under certain benefit plans.

[2]	Noncash expenses and income, net in 2016 primarily related to amortization of debt discount on the convertible notes and amortization of customer incentive related to outstanding warrants. Noncash expenses and income, net in 2015 primarily related to amortization and accretion of debt, lease and investment discounts.

[3]	Unrealized loss on financial instruments related to warrants granted to Amazon.

[4]	Unrealized loss on financial instruments is excluded from the calculation of Diluted EPS from continuing operations as the calculation assumes exercise of the outstanding warrants occurred upon their issuance.

[5]	Income tax effect of reconciling items is primarily impacted by a nondeductible incentive and nondeductible expenses resulting from a change in control under certain of the company’s benefit plans.

[6]	Reported and adjusted diluted EPS are determined using the most dilutive measure, either including unrealized gains or losses related to the warrants in the calculation of diluted income (loss) from continuing operations, net of tax, or including the impact of assumed exercise of the warrants in the calculation of weighted average diluted shares outstanding. Therefore, reported and adjusted diluted EPS may be calculated using different methods.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	December 31, 2016	December 31, 2015
Net Cash Provided by Operating Activities	$131,338	$107,038
Less:
Capital expenditures	9,845	11,205
Capitalized interest	1,207	268

Free Cash Flow[1]	$120,286	$95,565

	For the Twelve Months Ended
	December 31, 2016	December 30, 2015
Net Cash Provided by Operating Activities	$232,182	$372,887
Less:
Capital expenditures	46,717	45,040
Capitalized interest	3,313	1,027

Free Cash Flow[1]	$182,152	$326,820

[1]	Free Cash Flow = Cash Flows from Operations minus Capital Expenditures and Capitalized Interest.

Capital Expenditures exclude purchases of aircraft.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Income (loss) from continuing operations, net of taxes	$28,736	$(37,582)	$42,625	$7,286
Income tax expense (benefit)	25,712	(31,863)	46,791	(24,506)
Income (loss) from continuing operations before income taxes	54,448	(69,445)	89,416	(17,220)
Noncash interest expenses and income, net[1]	2,304	1,818	8,111	4,480
Loss (gain) on disposal of aircraft	—	7	(11)	1,538
Special charge[2]	3,509	10,353	10,140	17,388
Charges associated with benefit plan change in control	(2,642)	—	23,527	—
Transaction-related expenses	585	—	22,071	—
Accrual for legal matters and professional fees	(312)	102,841	6,465	104,380
Charges associated with refinancing debt	—	6,682	132	69,728
Gain on investments	—	—	—	(13,439)
Unrealized loss on financial instruments	27,901	—	2,888	—
Adjusted pretax income	85,793	52,256	162,739	166,855
Interest (income) expense, net[1]	17,296	21,975	70,616	81,081
Other non-operating expenses (income)	442	(494)	70	1,261
Adjusted operating income	103,531	73,737	233,425	249,197
Depreciation and amortization	39,154	31,987	148,876	128,740
EBITDA, as adjusted[3]	142,685	105,724	382,301	377,937
Aircraft rent[1]	36,024	36,551	143,725	142,645
EBITDAR, as adjusted[4]	$178,709	$142,275	$526,026	$520,582
Income tax expense (benefit)	$25,712	$(31,863)	$46,791	$(24,506)
Income tax effect of reconciling items[5]	(1,116)	(44,682)	(1,651)	(66,300)
ETI tax benefit	—	—	—	(4,008)
Adjusted income tax expense	26,828	12,819	48,442	45,802
Adjusted pretax income	$85,793	$52,256	$162,739	$166,855
Adjusted effective tax rate	31.3%	24.5%	29.8%	27.5%

[1]	Reflects impact of noncash expenses and income related to convertible notes, debt and investments, and amortization of customer incentive related to outstanding warrants.

[2]	Special charge in 2016 primarily represented a loss on engines held for sale.

[3]	Adjusted EBITDA: Earnings before interest, taxes, depreciation, amortization, noncash interest expenses and income, net, loss (gain) on disposal of aircraft, special charge, charges associated with benefit plan change in control, transaction-related expenses, accrual for legal matters and professional fees, charges associated with refinancing debt, gain on investments, unrealized loss on financial instruments, and ETI tax benefit, as applicable.

[4]	Adjusted EBITDAR: Earnings before interest, taxes, depreciation, amortization, aircraft rent expense, noncash interest expenses and income, net, loss (gain) on disposal of aircraft, special charge, charges associated with benefit plan change in control, transaction-related expenses, accrual for legal matters and professional fees, charges associated with refinancing debt, gain on investments, unrealized loss on financial instruments, and ETI tax benefit, as applicable.

[5]	See Non-GAAP reconciliation of Adjusted income from continuing operations, net of taxes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

		For the Three Months Ended			For the Twelve Months Ended
		December 31,		Increase/	December 31,		Increase/
		2016	2015	(Decrease)	2016	2015	(Decrease)
Block Hours
ACMI		43,081	33,716	9,365	151,919	126,206	25,713
Charter
Cargo		13,678	9,417	4,261	40,376	35,463	4,913
Passenger		3,650	3,529	121	16,403	14,776	1,627
Other		397	475	(78)	1,746	1,615	131

Total Block Hours		60,806	47,137	13,669	210,444	178,060	32,384

Revenue Per Block Hour
ACMI		$5,437	$6,410	$(973)	$5,496	$6,271	$(775)
Charter		15,305	17,620	(2,315)	15,534	18,089	(2,555)
Cargo		14,827	17,428	(2,601)	14,861	17,655	(2,794)
Passenger		17,094	18,134	(1,040)	17,191	19,130	(1,939)
Average Utilization (block hours per day)
ACMI[1]		9.3	9.3	—	8.9	9.3	(0.4)
Charter
Cargo		12.7	11.4	1.3	9.6	10.1	(0.5)
Passenger		6.5	8.2	(1.7)	8.0	8.6	(0.6)
	All Operating Aircraft[1,2]	9.7	9.6	0.1	9.0	9.5	(0.5)
Fuel
Charter
	Average fuel cost
	per gallon	$1.65	$1.89	$(0.24)	$1.68	$2.27	$(0.59)
	Fuel gallons	51,614	37,737	13,877	163,862	147,081	16,781
	consumed (000s)
	1 ACMI and All Operating Aircraft averages in the fourth quarter and twelve months of 2016 reflect the impact of increases in the number of CMI
	aircraft and amount of CMI flying compared with the same periods of 2015.
	[2] Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to block-hour volumes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

For the Three Months Ended			For the Twelve Months Ended
December 31,		Increase/	December 31,		Increase/

2016	2015	(Decrease)	2016	2015	(Decrease)

Segment Operating Fleet (average
aircraft equivalents during the
period)
ACMI[1]
747-8F Cargo	7.8	9.0	(1.2)	8.1	8.9	(0.8)
747-400 Cargo	13.7	14.2	(0.5)	13.1	12.6	0.5
747-400 Dreamlifter	2.4	2.8	(0.4)	2.8	3.0	(0.2)
777-200 Cargo	5.0	—	5.0	3.7	—	3.7
767-300 Cargo	5.3	2.2	3.1	4.3	2.1	2.2
767-200 Cargo	9.0	9.0	—	9.0	8.3	0.7
737-400 Cargo	5.0	—	5.0	3.7	—	3.7
747-400 Passenger	1.0	1.3	(0.3)	1.0	1.2	(0.2)
767-200 Passenger	1.0	1.0	—	1.0	1.0	—
Total	50.2	39.5	10.7	46.7	37.1	9.6
Charter
747-8F Cargo	2.2	0.6	1.6	1.9	0.2	1.7
747-400 Cargo	9.5	8.4	1.1	9.6	9.4	0.2
747-400 Passenger	2.0	1.7	0.3	2.0	1.8	0.2
767-300 Passenger	4.1	3.0	1.1	3.6	2.9	0.7

Total	17.8	13.7	4.1	17.1	14.3	2.8
Dry Leasing
777-200 Cargo	6.0	6.0	—	6.0	6.0	—
767-300 Cargo	3.0	—	3.0	2.3	—	2.3
757-200 Cargo	1.0	1.0	—	1.0	1.0	—
737-300 Cargo	1.0	1.0	—	1.0	1.0	—
737-800 Passenger	1.0	1.0	—	1.0	1.2	(0.2)

Total	12.0	9.0	3.0	11.3	9.2	2.1
Less: Aircraft Dry Leased to CMI customers	(3.0)	—	(3.0)	(2.3)	—	(2.3)

Total Operating Aircraft	77.0	62.2	14.8	72.8	60.6	12.2

Out of Service[2]	-	-	—	—	0.4	(0.4)

[1]	ACMI average fleet excludes spare aircraft provided by CMI customers.
[2]	Out-of-service aircraft were temporarily parked during the period and are completely unencumbered.